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                                    EXHIBIT A

               LIST OF EXECUTIVE OFFICERS AND DIRECTORS OF CAMELOT
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        DIRECTOR (CITIZENSHIP)                    BUSINESS ADDRESS                     PRINCIPAL OCCUPATION
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
James E. Bonk (U.S.)                    8000 Freedom Avenue, N.W. North        Chief Executive Officer and Chairman
                                        Canton, OH 44720                       of the Board of Directors of
                                                                               Camelot.  Director since 1986.
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Jack K. Rogers (U.S.)                   8000 Freedom Avenue, N.W. North        President, Chief Operating Officer
                                        Canton, OH 44720                       and Director of Camelot.  Director
                                                                               since 1998.
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Lee Ann Thorn (U.S.)                    8000 Freedom Avenue, N.W. North        Chief Financial Officer and
                                        Canton, OH 44720                       Treasurer of Camelot.
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George R. Zoffinger (U.S.)              Constellation Capital Corp.            Director of Camelot since 1998.
                                        120 Albany St. Plaza                   President and Chief Executive
                                        New Brunswick, NJ 08901                Officer of Constellation Capital
                                                                               Corp., an investment firm, since
                                                                               March 1998.
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Stephen H. Baum (U.S.)                  The Mead Point Group                   Director of Camelot since 1998.
                                        35 Mason St.                           Principal of The Mead Point Group,
                                        Greenwich, CT 06830                    an advisor to senior management of
                                                                               service enterprises since 1991.
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Herbert J. Marks (U.S.)                 RBC Dominion Securities                Director of Camelot since 1998.
                                        165 Broadway                           Vice President and Manager of the
                                        1 Liberty Plaza                        Merger Arbitrage Group at RBC
                                        New York, NY 10006                     Dominion Securities, an investment
                                                                               firm, since 1997.
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Michael B. Solow (U.S.)                 Hopkins & Sutter                       Director of Camelot since 1998.
                                        3 First National Plaza                 Partner and Practice Manager for
                                        Suite 4100                             Financial Services Practice at
                                        Chicago, IL 60602                      Hopkins & Sutter, a Chicago,
                                                                               Illinois law firm.
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
Marc L. Luzzatto (U.S.)                 The Welk Group, Inc.                   Director of Camelot since 1998.
                                        2700 Pennsylvania Avenue               President and Chief Operating
                                        Santa Monica, CA 90404                 Officer of The Welk Group, Inc., a
                                                                               Santa Monica, California company
                                                                               with interests in various entertainment,
                                                                               hospitality and real estate businesses
                                                                               since 1995.
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Larry K. Mundorf (U.S.)                 8000 Freedom Avenue, N.W.              Vice President of Marketing of
                                        North Canton, Ohio 44720               Camelot since February 1998.
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Lewis S. Garrett (U.S.)                 8000 Freedom Avenue, N.W.              Vice President of Buying and
                                        North Canton, Ohio 44720               Merchandising of Camelot since
                                                                               January 1986.
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Charles R. Rinehimer, III (U.S.)        8000 Freedom Avenue, N.W.              Vice President of Stores of Camelot
                                        North Canton, Ohio 44720               since May 1994.
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